EXHIBIT 99.1

Projected Quarterly Consolidated Summary Statistics for Magellan Health Services, Inc. and its subsidiaries

(figures in thousands)
	Fiscal Quarter Ending				FYE
	12/31/02	03/31/03	06/30/03	09/30/03	2003

Total Average Membership	64,191	62,110	61,704	60,859	62,216

Segment Revenue
Health Plans	$224,822	$214,839	$210,963	$205,780	$856,403
Public	148,871	134,582	135,055	135,555	554,063
Work Place	55,303	50,686	50,088	49,748	205,825
Other	891	0	0	0	891
Total Revenue	$429,887	$400,106	$396,106	$391,083	$1,617,183

Total Cost of Care	$278,425	$266,154	$263,864	$252,055	$1,060,497

Gross Profit	$151,462	$133,952	$132,243	$139,028	$556,686

Total Regional Service Center Costs	$68,983	$64,023	$62,393	$60,380	$255,780

Other Costs/(Savings)

Corporate SG&A	$43,007	$41,902	$42,071	$41,684	$168,665

Phase II Expense/(Savings)(1)	0	238	1,975	2,799	5,012

Equity in Loss/(Earnings) of Joint Ventures	(3,174)	(4,253)	(3,389)	(1,150)	(11,966)

Adjusted EBITDA	$42,646	$32,042	$29,192	$35,316	$139,195

(1) Preliminary estimates.

Projected Annual Consolidated Results for Magellan Health Services, Inc. and its subsidiaries

(figures in thousands)
	Fiscal Year Ending
	9/30/2002	9/30/2003	9/30/2004	9/30/2005	9/30/2006

Total Average Membership	65,845	62,216	59,701	60,139	61,783

Segment Revenue
Health Plans	$973,057	$856,403	$826,221	$853,460	$904,887
Public	543,366	554,063	575,182	603,354	632,221
Work Place	227,783	205,825	197,098	200,107	205,048
Other	3,672	891	0	0	0
Total Revenue	$1,747,878	$1,617,183	$1,598,500	$1,656,920	$1,742,156

Total Cost of Care	$1,116,634	$1,060,497	$1,054,004	$1,097,926	$1,170,200

Gross Profit	$631,244	$556,686	$544,496	$558,994	$571,956

Total Regional Service Center Costs	$297,632	$255,780	$247,642	$256,924	$269,156

Other Costs/(Savings)

SG&A	$159,264	$168,665	$166,071	$167,566	$170,575

Phase II Expense/(Savings)(1)	0	5,012	(7,381)	(15,343)	(20,774)

Equity in Loss/(Earnings) of Joint Ventures	(11,500)	(11,966)	(4,150)	(2,800)	(2,800)

Adjusted EBITDA	$185,848	$139,195	$142,314	$152,647	$155,799

(1) Preliminary estimates.

Projected Quarterly Consolidated Summary Statistics for Magellan Health Services, Inc. and its subsidiaries (Health Plans)

(figures in thousands)
	Fiscal Year Ending
	9/30/2002	9/30/2003	9/30/2004	9/30/2005	9/30/2006

Total Average Membership	37,762	35,095	34,244	34,289	35,047

Total Revenue	$973,057	$856,403	$826,221	$853,460	$904,887

Total Cost of Care	$591,827	$523,193	$501,130	$517,625	$559,104

Gross Profit	$381,230	$333,210	$325,090	$335,835	$345,783

Total Regional Service Center Costs	$165,881	$132,481	$127,045	$131,602	$138,351

Equity in Loss/(Earnings) of Joint Ventures	(14,895)	(12,250)	(4,150)	(2,800)	(2,800)

Segment EBITDA	$230,244	$212,978	$202,196	$207,032	$210,232

Projected Quarterly Consolidated Summary Statistics for Magellan Health Services, Inc. and its subsidiaries (Public)

(figures in thousands)
	Fiscal Year Ending
	9/30/2002	9/30/2003	9/30/2004	9/30/2005	9/30/2006

Total Average Membership	3,014	2,878	2,697	2,697	2,697

Total Revenue	$543,366	$554,063	$575,182	$603,354	$632,221

Total Cost of Care	$453,218	$477,185	$496,265	$523,021	$550,801

Gross Profit	$90,148	$76,879	$78,917	$80,333	$81,420

Total Regional Service Center Costs	$41,378	$41,330	$41,260	$42,498	$43,773

Equity in Loss/(Earnings) of Joint Ventures	3,395	283	0	0	0

Segment EBITDA	$45,375	$35,265	$37,657	$37,835	$37,647

Projected Quarterly Consolidated Summary Statistics for Magellan Health Services, Inc. and its subsidiaries (Workplace)

(figures in thousands)
	Fiscal Year Ending
	9/30/2002	9/30/2003	9/30/2004	9/30/2005	9/30/2006

Total Average Membership	25,069	24,243	22,760	23,153	24,039

Total Revenue	$227,783	$205,825	$197,098	$200,107	$205,048

Total Cost of Care	$75,520	$60,119	$56,609	$57,280	$60,295

Gross Profit	$152,263	$145,706	$140,489	$142,827	$144,753

Total Regional Service Center Costs	$85,941	$80,805	$79,337	$82,824	$87,032

Segment EBITDA	$66,322	$64,901	$61,152	$60,003	$57,721